Exhibit (i)(2)

                               HALE and DORR LLP
                               Counselors At Law
                                60 State Street
                         Boston, Massachusetts 02109


                                              April 28, 2003



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

         Re: Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A of The Wright Managed Income Trust (the "Trust") File Nos. 2-81915; 811-3668 ("PEA no. 33")
                  ---------------------------------------------------------

Gentlemen:

      Hale and Dorr LLP hereby consents to the incorporation by reference into PEA no. 33 of its opinion, dated April 7, 1998, filed with the Securities and Exchange Commission on April 29, 1998, as exhibit no. 10 to post-effective amendment no. 23 to the Trust's registration statement on Form N-1A.

      This consent may not be used for any purpose other than as set forth above without our further consent.

                                            Very truly yours,


                                        /s/ Hale and Dorr LLP

                                             Hale and Dorr LLP